UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

EXPEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.

Seattle, Washington 98119

(Address of Principal Executive Offices, and Zip Code)

(206) 481-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EXPE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 12, 2022, Expedia Group, Inc. (the “Company”) issued a press release announcing the early tender results for its previously announced tender offers (the “Tender Offers”) to purchase for cash up to $500 million aggregate principal amount of its 2.950% Senior Notes due 2031 (the “Notes due 2031”) and 3.25% Senior Notes due 2030 (the “Notes due 2030” and, together with the Notes due 2031, the “Securities”), and also on September 12, 2022, the Company issued a press release announcing the pricing terms of the Tender Offers.

On or about September 13, 2022, the Company intends to accept for purchase $500 million aggregate principal amount of the Notes due 2031 and $0 aggregate principal amount of the Notes due 2030, in each case validly tendered and not validly withdrawn in the applicable Tender Offer at or prior to 5:00 p.m., New York City time, on September 9, 2022 (the “Early Tender Date”). Such Securities are expected to be cancelled in connection with the Tender Offers and will no longer be outstanding. As the aggregate principal amount of Securities validly tendered and not validly withdrawn prior to or at the Early Tender Date exceeded the Aggregate Tender Cap (as defined in the offer to purchase, dated August 26, 2022 (the “Offer to Purchase”)), there will be no Final Settlement Date (as defined in the Offer to Purchase), and no Securities tendered after the Early Tender Date will be accepted for purchase. Further, because the Company intends to accept for purchase an aggregate principal amount of Notes due 2031 equal to the Aggregate Tender Cap, no Notes due 2030 will be accepted for purchase.

Copies of each of the press releases announcing the early tender results and the pricing terms of the Tender Offers are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

This report does not constitute an offer to sell or purchase or a solicitation of an offer to purchase or sell any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state.

Forward-Looking Statements

This report, including Exhibit 99.1 and Exhibit 99.2, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of the Company’s management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Part I, ITEM 1A, “Risk Factors,” as well as those discussed in the Offer to Purchase. COVID-19, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect the Company’s operating and financial results in a manner that is not presently known to it or that it currently does not consider to present significant risks to its operations. Other unknown or unpredictable factors also could have a material adverse effect on the Company’s business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, you should not place undue reliance on those statements. The Company is not under any obligation to, and do not intend to, publicly update or review any forward-looking statement or other statement in this report, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this report, the Offer to Purchase and in the Company’s reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect the Company’s business, prospects and results of operations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 12, 2022.

99.2	Press Release, dated September 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

Dated: September 12, 2022	By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary